EXHIBIT - 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-25877, 333-28483, 333-30371, 333-67684, 333-50671, 333-133098, and 333-134558) and on Form S-3 (No. 333-126670), of our reports dated March 30, 2007 relating to (1) the consolidated financial statements and financial statement schedule of Payless ShoeSource, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for stock-based compensation upon adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” and the change in the method of accounting for pension and other postretirement benefits upon adoption of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – An Amendment of Financial Accounting Standards Board Statements No. 87, 88, 106, and 132(R)”), and (2) management’s report on the effectiveness of internal control over financial reporting dated March 30, 2007, appearing in this Annual Report on Form 10-K of Payless ShoeSource, Inc. and subsidiaries for the fiscal year ended February 3, 2007.
/s/ Deloitte & Touche LLP
Kansas City, Missouri
March 30, 2007